Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ELITE ESPORTS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 2021, AT 2:58 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5465910 8100
SR# 20210875719

Authentication: 202756104
Date: 03-17-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:58 PM 03/11/2021
FILED 02:58 PM 03/11/2021
SR 20210875719 - File Number 5465910

CERTIFICATE OF INCORPORATION
OF
ELITE ESPORTS, INC.

Article I

The name of the corporation is Elite Esports, Inc. (the "**Corporation**").

Article II

The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

Article III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article IV

The corporation is authorized to issue two classes of shares, designated respectively "Common Stock" and "Preferred Stock." 100,000,000 shares of Common Stock, $0.0001 par value may be issued, and 10,000,000 shares of Preferred Stock, $0.0001 par value may be issued.

The board of directors may divide the Preferred Stock into any number of series. The board shall fix the designation and number of shares of each such series. The board may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of the Preferred Stock, including, but not limited to, voting rights, redemption rights, dividend rights and participation rights. The board of directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

Article V

The name and mailing address of the incorporator are as follows:

Name	Mailing Address
Richard Whelan	616 S. El Camino Real Ste H San Clemente, CA 92672

Article VI

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the persons who are to serve as the initial directors

of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Mailing Address
Richard Whelan	616 S. El Camino Real Ste H San Clemente, CA. 92672

Article VII

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article VII shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. This Article VII shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article VII becomes effective.

Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VIII

The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time, pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Article. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws of this Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

Article IX

The duration of the Corporation shall be perpetual.

Article X

Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws, or, if not so designated, as determined by the Board of Directors. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation. Election of directors need not be by written ballot.

Article XI

The provisions of this Certificate of Incorporation do not limit, modify or restrict any rights or obligations under any provisions of any stockholders agreement among the Corporation and its stockholders.

Article XII

This Corporation shall not be subject to Section 203 of the Delaware General Corporations Law, which is hereby waived pursuant to Section 203(b)(1) of the Delaware General Corporations Law.

Article XIII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

Article XIV

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, **THE UNDERSIGNED**, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has executed this Certificate on March 10, 2021.

R. C. Whelan

Richard Whelan, Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ELITE ESPORTS, INC.”, CHANGING ITS NAME FROM "ELITE ESPORTS, INC." TO "MOBILE GLOBAL ESPORTS INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 2021, AT 8:05 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5465910 8100
SR# 20211397218

Authentication: 203049080
Date: 04-24-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:05 PM 04/21/2021
FILED 08:05 PM 04/21/2021
SR 20211397218 - File Number 5465910

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Elite Esports, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Mobile Global Esports Inc. (The Corporation)

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of April, 2021.

By: [signature]
Authorized Officer

Title: Corporate Secretary

Name: David Pross
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